As filed with the Securities and Exchange Commission on August 1, 2013.
Registration No. 333-190303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Questar Corporation
(Exact name of registrant as specified in its charter)

State of Utah	87-0407509
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

333 South State Street
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-5900
(Address of Principal Executive Offices)

QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN
(Full title of the plan)

Thomas C. Jepperson, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Questar Corporation
333 South State Street
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(Name and address of agent for service)
(801) 324-5900
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated Filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting Company	☐

EXPLANATORY NOTE TO
POST-EFFECTIVE AMENDMENT NO. 1
On August 1, 2013 the Questar Corporation (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-190303) (the “Form S-8”) in order to register 2,300,000 shares of the Company's common stock, without par value, which may be offered or sold to participants under the Questar Corporation Long-Term Incentive Plan.
We are amending the Form S-8 to include as Exhibit 23.2 a conformed consent of Ernst & Young LLP, which was inadvertently omitted from Exhibit 23.2 filed with the Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit Number	Description of Exhibit

23.2	Consent of Ernst & Young LLP.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on August 2, 2013.

QUESTAR CORPORATION

By:	/s/ Ronald W. Jibson
Ronald W. Jibson
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the dates indicated.

Signatures	Titles	Date
/s/ Ronald W. Jibson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 2, 2013
Ronald W. Jibson
*	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 2, 2013
Kevin W. Hadlock

*	Director	August 2, 2013
Teresa Beck

*	Director	August 2, 2013
R. D. Cash

*	Director	August 2, 2013
Laurence M. Downes

*	Director	August 2, 2013
Christopher A. Helms

*	Director	August 2, 2013
Keith O. Rattie

*	Director	August 2, 2013
Harris H. Simmons

*	Director	August 2, 2013
Bruce A. Williamson

* By: /s/ Ronald W. Jibson
Ronald W. Jibson
Attorney-in-Fact

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

23.2	Consent of Ernst & Young LLP.

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